                           CONVERTIBLE LOAN AGREEMENT



                                     between





PHEMEX ESTABLISHMENT, Altenbach 8, P.O. Box 339, FL-9490 Vaduz


                              (hereinafter referred to as "Lender")

                                    and

SOLV-EX CORPORATION , 500 Marquette N.W. Suite 300, Albuquerque, New Mexico
87102

                                   (hereinafter referred to as "Solv-Ex.")




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                                    I N D E X


PREAMBLE

Article                                                            Page No.
- -------                                                            --------
1                  DEFINITIONS                                         4
2                  LOAN AMOUNT AND USE OF FUNDS                        6
3                  INTEREST                                            7
4                  REPRESENTATIONS AND WARRANTIES                      7
5                  DRAW DOWN NOTICE AND DISBURSEMENT PROCEDURE        10
6                  CONVERSION AND SHARE CERTIFICATES                  10
7                  COVENANTS                                          11
8                  FEES                                               15
9                  REPAYMENT                                          15
10                 PAYMENTS                                           16
11                 DELAYED PAYMENTS                                   16
12                 SECURITY                                           17
13                 PROTECTION OF ENVIRONMENT                          17
14                 OTHER OBLIGATIONS OF SOLV-EX                       18
15                 CONDITIONS PRECEDENT                               19
16                 COSTS, CHARGES AND EXPENSES                        20
17                 EVENTS OF DEFAULT                                  20
18                 MISCELLANEOUS                                      22




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                                    PREAMBLE



A WHEREAS the Lender is a company incorporated in 1995 under Liechtenstein law with its registered office in Liechtenstein; and

B. WHEREAS Solv-Ex is a company incorporated in New Mexico with one class of approximately 23,000,000 Common Shares outstanding which are quoted and publicly traded on the NASDAQ Small Cap Market with a total of 30,000,000 of Common Shares authorized; and

C. WHEREAS Solv-Ex was formed in 1980 to develop a second generation technology to efficiently extract oil from oil sands with small units and to co-produce metal and mineral products from fine clays which were in the past considered as waste tailings; and

D. WHEREAS Solv-Ex holds the Bituminous Lease near Fort Murray and the management of Solv-Ex has decided to exploit the Bituminous Lease to apply its technology and expertise for construction and operation of a production facility to initially produce 14,000 barrels of oil and a substantial amount of Alumina per day; and

E. WHEREAS Solv-Ex has successfully completed a significant amount of research, development and pilot plant work to develop its process which is protected by various patents to extract and upgrade oil from oil sands and to market the oil under the registered trademark "PCO"; and

F. WHEREAS pursuant to the terms and conditions of an Offshore Distribution and Sale Agreement dated March 21, 1996, the Lender has exercised its rights to provide a loan to Solv-Ex in the amount of USD 33,000,000.-- for the construction of a plant to extract and to upgrade the oil from the oil sands to be mined from the Lease, thereby allowing Solv-Ex to commence the construction of the Project; and

G. WHEREAS Solv-Ex will secure the Loan in the amount of USD 33,000,000.-- by delivering 1,O16,000 restricted Common Shares in Solv-Ex with a share transfer form duly signed by

                                                                 3

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     Solvex as a collateral to the Lender and by consenting that the Lender may sell said shares if Solv-Ex is in an unremediable default at his discretion; and

H. WHEREAS Solv-Ex and the Lender shall agree that the Loan of USD shall be granted at a fixed interest rate of 12% per annum and that the Lender may charge the first annual interest payable of USD 3,960,000.-- of the Principal and whereas the interest in the second and the third year of the Loan shall be paid on a quarterly basis in four equal installments of USD 990,000 on April 30, July 31, September 30 and December 31 of the respective year; and

1. WHEREAS Solv-Ex and the Lender shall agree that the Principal of USD 33,000,000.-- shall be convertible into shares in Solv-Ex in whole or in part at the option of the Lender on a conversion price of USD 32.50 per share at any time until the Principal and all interest shall be repaid in full by Solv-Ex to the Lender; and

K. WHEREAS Solv-Ex shall only be permitted to spend USD 26,400,000.-- of USD 33,000,000.-- on the financing of the construction of the oil sands co-production facility on the Bitumount Lease to commence with the oil production under the trademark PCO in early 1997 to generate 14,000 barrels of oil per calendar day as well as a substantial amount of alumina;

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the Lender and Solv-Ex hereby agree as follows:

                                    ARTICLE 1

                                  DEFINITIONS:


In the context of this Agreement the following terms shall mean:


"Agreement" shall mean this Convertible Loan Agreement.

"Appendices" shall mean Annexes to this Agreement, which shall form an integral part of this Agreement.

"Business Day" shall mean each day on which banks and foreign exchange markets are open for business in such places contemplated for the transactions required by this Agreement.

"Commitment" shall mean USD 33,000,000.-- (thirty three million).

"Common Shares" shall mean fully paid and non assessable Common Shares in Solv-Ex, including the Common Shares issued or to be issued hereunder.

                                                                 4


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"Current Assets" shall mean the aggregate of Solv-Ex's cash, marketable securities, trade and other receivables realizable within one year, inventories and prepaid expenses which are to be charged to income within one year.

"Current Liabilities" shall mean the aggregate of all liabilities of Solv-Ex falling due on demand or within one year, including dividends to be disbursed and the portion of long-term debt falling due within one year, but excluding liabilities for property, plant and equipment to the extent of the amount of funds therefore excluded from the calculation of Current Assets.

"Current Ratio" shall mean the result obtained by dividing Current Assets by Current Liabilities.

"Debt" shall mean the aggregate of all obligations of Solv-Ex then outstanding for the payment or repayment of money, also including:

- -    any amounts payable by Solv-Ex under leases or similar arrangements with respect to vehicles, plant and equipment over their respective periods;

- -    any credit to Solv-Ex from a supplier of goods or under any instalment purchase or other similar arrangement; and

- -    the aggregate amount at that time outstanding liabilities and obligations of third parties to the extent that they are guaranteed by Solv-Ex.

"Drawdown Date" shall mean the date upon which the Commitment is made available to Solv-Ex.

"Equity" shall mean shareholders' equity, effectuated in accordance with the GAAP of the United States certified by the Auditors and approved by Solv-Ex.

"Exercise Price" shall mean USD 32.50 for each Common Share in Solv-Ex which are held in escrow by the Escrow Agent on behalf of Solv-Ex and the Lender.

"Expiry Date" shall mean April 15,1999, 4 pm.

"GAAP" shall mean the American Generally Accepted Accounting Principles, consistently applied.

"Interest Payment Date" shall mean on the same day as the Drawdown was presented in each year. Should this date not fall on a Business Day, the Interest Payment Date will be the first Business Day thereafter.

"Interest Rate" shall mean 12% per annum on the Principal of USD 33,000,000.-- throughout the Loan Period calculated from the Drawdown Date.

"Interest Period" shall mean the period from, and including, the day of disbursement and ending on the day immediately and including, subsequent Interest Payment Dates and ending on the day immediately before the Interest Payment Dates thereafter.

"Interest Payment Date" shall mean that the interest for the first year of USD 3,960,000.-- shall be paid in advance and may be deducted from the Principal of USD 33,000,000.-- by the Lender and whereas the interest in the second and the third year of the Loan shall be paid on a quarterly basis in four equal installments of USD 990,000.-- on April 30, July 31, September 39 and December 31.

"Loan" shall mean the funds made available to Solv-Ex under this Agreement and any portion thereof.
                                                                 5

"Net Worth" shall mean the difference between net assets and net liabilities.

"Pledge over Shares" shall mean that the 1,O16,000 Common Shares which will be granted by Solv-Ex as a collateral to the Lender shall, with all dividends and bonuses and all rights and benefits attached, thereon constitute a continuing security to the Lender for the Repayment of the principal and all interest on the Loan.

"Principal" shall mean USD 33,000,000.--.

"Project" shall mean the investment as set out in the Business Plan of Solv-Ex which describes a plant to extract 14,000 barrels of oil to be upgraded into marketable heavy crude oil and whose estimated cost shall amount to USD 125,000,000.--.

"Project Completion Date" shall mean September 30,1997.

"Repayment Date" shall mean the date prior to which the Lender converts the Principal or the repayment of USD 33,000,000.-- on April 30, 1999 into shares in Solv-Ex.

"Right of Conversion" shall mean the right of the Lender to convert a part or all of USD 33,000,000.- into 1,O16,000 Common Shares in Solv-Ex which are held by the Lender by submitting a written statement that he is converting the Loan into 1,O16,000 Common Shares in Solv-Ex and by sending the certificate of 1,O16,000 of the Common Shares in Solv-Ex for reregistration to the transfer agent of Solv-Ex in order that a new certificate shall be issued to an entity to be identified by the Lender.

"Security Documents" shall mean the transfer form duly executed by Solv-Ex that the certificate of 1,O16,000 shares of Common Shares in Solv-Ex may be transferred and are to be reregistered by the transfer agent of Solv-Ex.

"Securities Exchange Act" shall mean the Securities Exchange Act of the United States of 1934.

"Securities and Exchange Commission" shall mean the Securities and Exchange Commission of the United States.

"USD and US Dollars" shall mean the lawful currency of the United States of America.

                                    ARTICLE 2

                          LOAN AMOUNT AND USE OF FUNDS

The Lender undertakes to provide Solv-Ex with a loan of USD 33,000,000.-- (thirty three million United States Dollars) and Solv-Ex shall accept this Loan on the following terms and conditions. The Lender will disburse 26,400,000.-- to Solv-Ex. Solv-Ex hereby approves that the commission of 7 % of Fiba Nordic Securities (UK) Ltd., the cost for setting. up this Loan Agreement of 1 % and the interest for the first year may be deducted and paid by the Lender directly.

                                                                 6


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                                    ARTICLE 3

                                    INTEREST

3.1 Solv-Ex shall pay interest at the rate of 12% p.a. (twelve per cent per annum) on loan balances outstanding after the signing of this Agreement.

3.2 Interest will be owed from the day of disbursement of the Loan and is debited until the day immediately before repayments are credited to the Lendees account.

3.3 Interest for the first year of USD 3,960,000.-- shall be paid in advance and may be deducted from the Principal of USD 33,000,000.-- by the Lender, in the second and the third year the interest shall be paid on a quarterly basis in four equal instalments of USD 990,000.-- on April 30, July 31, September 39 and December 31. For the purpose of calculating interest payable, a year shall comprise 360 days and a month shall comprise 30 days. Interest payable in respect of each calendar day shall be calculated by dividing annual interest due by 360.

3.4 Interest shall be payable by Solv-Ex without deduction or retention of any present or future tax liabilities, charges or official payments whatsoever, except where such deduction or retention is prescribed by law. In such cases, Solv-Ex shall make an additional payment to the effect to fully compensate the deducted or retained amount.

                                    ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES

4.1 Solv-Ex is a corporation duly incorporated and in good standing under the laws of the jurisdiction of New Mexico, is duly authorized to transact business in each jurisdiction in which its business is conducted, and is duly authorized and empowered by its corporate bodies to complete the transactions herein. Solv-Ex hereby assures that all corporate action required on its part to complete the transactions herein contemplated have been duly and effectively taken.

4.2 Solv-Ex has by proper corporate action authorized and reserved the number of unissued shares of Common Stock of the Company required for the conversion of the the Debt into Common Shares in Solv-Ex. This Convertible Loan Agreement will be a valid and enforceable obligation of Solv-Ex and Solv-Ex warranties that it is in accordance with its Corporate Charter, Bylaws, or any other agreement entered by Solv-Ex and that the terms of this Agreement do not violate any provision of Law.

                                                                 7


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4.3  Solv-Ex has furnished to the Lender Financial Statements of 1993, 1994,
     1995 and other disclosure information contained in the documents referred to hereinafter. Solv-Ex hereby represents and warrants that the Annual Financial Statements which were established by consistently applying the GAAP and the documents hereinafter referred to are true, complete and accurate as at the date thereof:

     (a)  Annual report on Form 1O-K for the year ending June 30, 1995:

     (b) Quarterly reports on Form 1O-Q for the quarters ending September 30, 1995 and December 31, 1995;

     (c) Current reports on Form 8-K and press releases dated subsequent to June 30, 1995;

     (d) Business Plan describing the Project and containing certain forward-looking information which is subject to the qualifications stated therein.

4.4 Solv-Ex hereby warrants, that there has been no material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries taken as a whole since December 31, 1995.

4.5 Solv-Ex hereby warrants, directly or indirectly through related parties, that it has good title, free and clear of all liens and encumbrances to all material real estate, plants, fixed property and to all other properties and assets reflected on Solv-Ex's financial statements other than as disposed of in the ordinary course of business since the date of such financial statements.

4.6 Further Solv-Ex warranties that it is not in material default under any indenture, mortgage, deed of trust, agreement or other instrument to which it is a party or by which it may be bound. Neither the execution and delivery of this Agreement or any instrument or document to be delivered under this Agreement, the completion of the transactions contemplated herein or therein, nor compliance with the provisions hereof and thereof, will: violate any law, regulation, order, or decree; nor will they conflict with, or result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, agreement, or other instrument to which Solv-Ex is a party or by which it is bound; nor will they result in the creation or imposition of any lien, charge, or encumbrance upon any of the Company's
                                                                 8
     property thereunder; or violate any provision of the Company's
     Articles, Certificate of Incorporation, or Bylaws.

4.7 Solv-Ex holds valid leases covering the use or occupancy of all property or assets used in its respective businesses and none of said leases is in default. Solv-Ex warranties that it shall not encumber or dispose in any kind of the Bituminous Lease 7276120TO5 without the previous written consent of the Lender. The Lender shall only withhold such a consent with proper cause if Solv-Ex wants to encumber said lease to set up the rest financing to finalize the Project.

4.8 Solv-Ex warranties that it is not a party to any agreement or instrument or subject to any corporate restriction (including any restriction set forth in its Articles or Certificate of Incorporation) materially and adversely affecting its operations, business, properties, or financial conditions.

4.9 Solv-Ex possesses all the material trademarks, trade names, copyrights, patents, licenses, permits (including those for environmental compliance) or rights, adequate for the conduct of its respective business, in particular, extraction of minerals and other resources in the United States and any other country, as now conducted and presently proposed to be conducted, without conflict with the rights or claimed rights of others.

4.10 Solv-Ex hereby warranties that there is no litigation, legal or administrative proceedings, investigation or other action of any nature pending or, to its knowledge, threatened against or affecting it which involves the possibility of any judgment or liability not fully covered by insurance or which may materially and adversely affect any of the assets of Solv-Ex or its respective rights to carry on business as now conducted. Solv-Ex has disclosed to the Lender certain documents regarding an ongoing investigation of the Securities and Exchange Commission about the trading or issuance of Common Shares in Solv-Ex.

4.11 No action of, or filing with, any governmental or public body or authority is required to authorize, or is otherwise required, in connection with the execution, delivery, and performance of this Agreement or any instrument or document to be delivered pursuant to the Agreement, except that the filing with respect to the capital structure must be reported to the Securities and Exchange Commission of the United States and Nasdaq immediately after having executed this Agreement. Solv-Ex shall document the Lender with a certified copy of its filing of this Agreement to the Lender within five business days after compilation of such filing.
                                                                 9

4.12 All federal, state and other tax returns and reports of Solv-Ex required by United States law to be filed, have been duly filed and all federal, state and other taxes, assessments, fees and other governmental charges (other than those presently payable without penalty) imposed upon Solv-Ex or the properties or assets of Solv-Ex which are due and payable have been paid.

4.13 Neither Solv-Ex nor any agent acting on its behalf has offered the common stock underlying this Convertible Loan Agreement to any person or persons other than the Lender.

4.14 Solv-Ex shall inform the Lender promptly and in writing of any change in the aforementioned representations.


                                ARTICLE 5

               DRAW DOWN NOTICE AND DISBURSEMENT PROCEDURE

5.1. The Loan of USD 33,000,000.-- will be disbursed in one payment of USD 26,400,000.-- as described in Article 2 of this Agreement upon presentation of a draw down notice by Solv-Ex. The Commitment shall be made available to Solv-Ex in one amount five days after the presentation of a Drawdown Notice to an account specified by the Lender.

5.2. A drawdown notice shall only be valid if it corresponds to the contents of Appendix 2 of this Agreement and its submission to the Lender represents the last condition precedent to disbursement.

                                    ARTICLE 6

                        CONVERSION AND SHARE CERTIFICATES

6.1 The Principal shall be convertible at the option of the Lender into Common Shares of Solvex based on an exercise price of USD 32.50 per share at any time until the termination of this Agreement.

6.2 Solv-Ex warrants that by proper action of its Board of Directors it has appropriated and reserved the number of the now authorized and unissued shares in Solv-Ex's Common Stock to allow the conversion of the Convertible Debt of USD 33,000,000.-- upon a written statement into 1,016,000 Common Shares in Solv-Ex. Solv-Ex shall irrevocably instruct its transfer agent to reregister the certificate of 1,O16,000 of the Common Shares in Solv-Ex to issue and send a new certificate to an entity to be identified by the Lender within seven business days after having received the certificate provided as a collateral for this Loan of 1,O16,000 Common Shares in Solv-Ex for exchange.

6.3 Whenever Solv-Ex will issue shares of its common stock for no consideration (such as in the case of a stock split or stock dividend) or whenever Solv-Ex will reclassify the shares into a smaller number of shares (such as in the case of a reverse stock split), then, upon such issue or reclassification, the conversion price shall be reduced (or increased in the case of a reverse stock split or similar actions which result in a lesser number of shares outstanding) by multiplying the conversion price immediately prior to the transaction requiring the adjustment by a fraction of which the numerator shall be the number of Common Shares outstanding immediately prior to such transaction and the denominator shall be the total number of Common Shares outstanding immediately after such transaction. For the purpose of this provision, the Common Shares outstanding shall include shares held by Solv-Ex if such dividend, distribution, combination or subdivision is made with respect to, or affects, such shares. The certificate of any firm of independent public accountants of recognized standing selected by the Board of Directors of Solv-Ex shall be conclusive evidence of the correctness of any computation made.

6.4 If Solv-Ex shall consolidate or merge with or into any other corporation or shall sell all or substantially all of its property as an entirety, lawful provision shall be made a part of the terms of such transaction that the Lender may then or thereafter, upon exercise thereof, receive in lieu of each Common Share issuable to them upon such exercise and with the same protection against dilution (all as herein provided) the same kind and amount of stock (and other securities and assets, if any) as may be issuable or distributable upon such transaction with respect to each outstanding Common Share, and after such transaction the conversion rights of the Lender shall be merely to receive upon exercise thereof such stock (and other securities and assets, if any). Upon the conversion of the Convertible Debt, Solv-Ex shall not issue a fractional share but shall issue the largest number of full shares obtainable upon such conversion and no account shall be taken of any right in respect of a fractional share.


                                   ARTICLE 7

                                   COVENANTS

7.1 Solv-Ex will duly and punctually pay the principal and interest on the dates and in the manner provided in this Loan Agreement.

7.2 Solv-Ex will provide to the Lender financial and other material information concerning operations, especially all information and documents regarding the Investigation with the Securities and Exchange Commission and any other investigating governmental authorities to which it has access or to which it will have access.

     (a) as soon as practicable, two copies of each annual and interim financial and other report or communication sent by the Company to its shareholders or filed with the Securities and Exchange Commission;

     (b) as soon as practicable, two copies of every press release and every material news item and article in respect of the corporate affairs of the Company which is released for publication by the Company; and

     (c) such additional non-confidential and readily available documents and information with respect to Solv-Ex and its business affairs and the business affairs of any Subsidiaries as the Lender may request from time to time in writing.

7.3 Solv-Ex will pay promptly and discharge all taxes lawfully levied or imposed, pay when due all lawful claims for liabilities which if unpaid would by law be a lien or charge upon the property of Solv-Ex or lead to the suspension of the business of Solv-Ex; provided, however, that nothing herein shall require it to make any such payment or compliance so long as it is in good faith and by appropriate proceedings diligently conducts contests of its obligation to do so, if such reserve as shall be required by Generally Accepted Accounting Principles shall have been made therefore, and if such contest will not result in the forfeiture or loss of any property of Solv-Ex.

7.4 Solv-Ex will maintain insurance with financially sound and reputable insurers, with respect to its properties and business against such casualties and contingencies, and in such types and amounts as may be required by the Lender from time to time. Schedules of all insurance of Solv-Ex and each Subsidiary will be submitted to the Lender within 30 days after signing of this Agreement. Such schedules will contain a description of the risks covered, the amounts of insurance carried on each risk, the name of the insurer and the cost of such insurance to Solv-Ex. Solv-Ex shall be obliged to insure the production plant reflecting its cost.

7.5 Solv-Ex will, at all times, keep, and will cause each of its subsidiaries to keep true and complete books and records in connection with its assets and operations, in accordance with GAAP.

7.6 Solv-Ex will maintain in good repair, working order and condition all properties used and useful in the business of Solv-Ex and make all such repairs, renewals, replacements, additions and improvements thereto as may be needed and appropriate.

7.7 Solv-Ex will maintain its status as a reporting company and will continue to file reports as required by Sections 12 and 13 of the Securities Exchange Act of 1934. Solv-Ex will furnish to the Lender a copy of any report filed with the Securities and Exchange Commission pursuant to said Sections within 5 business days after filing such reports with the Securities Exchange Commission. Solv-Ex undertakes to furnish the Lender with all the relevant information and documents regarding all communications with the Securities and Exchange Commission.

7.8  Solv-Ex shall maintain the following ratios and tangible net worth:

     (a) Current assets divided by current liabilities (as reflected in the financial statements contained in any report filed with the Securities and Exchange Commission) shall not be less than 1.2.

     (b) Net Worth (shareholders equity) divided by total indebtedness (not including contingent indebtedness) (as reflected in the financial statements contained in any report filed with the Securities and Exchange Commission) shall not be less than 1.

     (c) Tangible Net Worth (shareholders' equity) as reflected in the financial statements contained in any report filed with the Securities Exchange Commission shall not be less than USD 5,000,000.

7.9 Solv-Ex shall conduct, directly or indirectly through any subsidiary, only those businesses and activities in which Solv-Ex is presently actively engaged, or which are disclosed in the Business Plan referred to in Section 4.2(d) hereof.

7.10 Solv-Ex will promptly furnish on request of the Lender such information as may be reasonably necessary to determine whether (a) it is complying with its covenants and
                                                                 13
          agreements contained in the Loan Agreement, (b) an event of default has occurred hereunder at any time.

7.11 Solv-Ex will permit, at such reasonable times as will not unreasonably interfere with the conduct of the business, the Lender or any of the Lender officers, employees or designated representatives to visit and inspect any property of Solv-Ex and make available for inspection or copying to any such officer, employee or designated representative any of Solv-Ex's books and records. A designated officer of Solv-Ex will discuss with the Lender, or any of the Lender's officers, employees or designated representatives, any of the affairs, finances and accounts at such reasonable times and as often as the Lender may reasonably request.

7.12 No default exists with respect to any indebtedness of Solv-Ex or its subsidiaries for borrowed money or any agreement or indenture relating thereto.

7.13 Solv-Ex shall make full and timely payment of the principal and interest and duly comply with all terms and covenants contained pursuant to this Agreement.

7.14 Solv-Ex shall, at its own expense, upon Lender's request, duly execute and deliver to the Lender all further instruments and do, and cause to be done, all further acts necessary and proper, in the Lender's opinion, to carry out more efficiently the provisions and purposes of this Agreement.

7.15 Solv-Ex undertakes with the Lender as from the date hereof and for so long as any amounts are owned by Solv-Ex to the Lender hereunder that it will and shall procure that:

a) Solv-Ex shall not make any advances except in the ordinary course of business or make any loan other than to a subsidiary (if any) without the previous written consent of the Lender. The Lender shall only withhold such approval with proper cause.

b) Solv-Ex shall not raise a Loan except with the previous written consent of the Lender. The Lender approves by consenting to a further debt financing of Solv-Ex to finalize the Project that his claim shall be subordinated thereto. The Lender may shall only withhold such approval with proper cause.

c) Solv-Ex or its subsidiaries shall not, without the previous written consent of the Lender, incur or secure by way of any of its assets any indebtedness; the Lender may not withhold such approval unreasonably.

d) Solv-Ex shall not directly or indirectly purchase, acquire, redeem or retire any shares of its Common Shares outstanding other than to accept shares in payment of the exercise price for stock options granted by Solv-Ex in accordance with the terms of such options.

e) Solv-Ex shall not pay any dividends in any fiscal year, including the current year (other than dividends payable solely in its shares) except with the written consent of Lender. The Lender may shall only withhold such approval with proper cause.

f) Solv-Ex shall not consolidate or merge with, or purchase, all or a substantial part of the assets of any corporation, firm, association or enterprise, or sell, lease or otherwise transfer any assets or other than in the normal course of its business, except that this restriction shall not prevent any subsidiary of Solv-Ex (now existing or hereafter formed) from liquidation into or merger with Solv-Ex or with another subsidiary provided that in any merger involving Solv-Ex, Solv-Ex shall be the surviving corporation. This restriction shall not be deemed to preclude Solv-Ex for entering into a joint venture or similar arrangement to obtain financing of the Project provided it has received the previous written consent of the Lender. Such consent shall not be withheld without proper cause.

                                    ARTICLE 8

                                      FEES

     Solv-Ex shall pay a one time commitment fee on the aggregate Loan of 1% p.a., after signing of this Agreement and it hereby approves that USD 330,000.-- are charged by the Lender on the disbursement of the Loan.


                                    ARTICLE 9

                                    REPAYMENT


9.1 Solv-Ex shall repay the Loan of USD 33,000,000.-- in one instalment on April 15, 1999, if the Lender has not previously exercised his right to convert the Principal into shares in Solv-Ex at the Exercise Price.

9.2. Provided that the Lender has made use of his Right of Conversion no repayment shall become due under this Agreement.

                                   ARTICLE 10

                                    PAYMENTS

10.1 Payment obligations of Solv-Ex arising from this Agreement are satisfied only if and in so far as, after deduction of all costs and expenses, the respective amounts are credited not later than 9:00 a.m. local time on their due dates to the Lender's bank account in United States Dollars which shall be nominated to Solv-Ex not later than 7 days prior to the respective obligation falling due.

10.2 The setting off of counterclaims against the Lender's claims arising from this Agreement as well as Solv-Ex's right to withhold payments shall not be permitted. This shall not apply to the setting off of Solv-Ex's claims that are undisputed or that have been adjudicated upon without recourse.

10.3 In so far as Solv-Ex's payments do not satisfy all due obligations, the Lender may determine to which obligations they shall be applied.

10.4 Should Solv-Ex be compelled by legal regulations to make lesser payments than are due or payments in a currency other than that contracted, it shall be obliged to make further payments until the contracted sum has been reached and, in the case of payment in a currency not specified in this Agreement, shall be obliged to pay the difference between the contracted amount and the equivalent in United States Dollars of the amount paid converted at the same time.


                                    ARTICLE 11

                                DELAYED PAYMENTS

11.1 For repayments which are not made on their due dates, additional interest of 5% p.a.,calculated from such due date to the date of payment, shall be payable. The payment has to be effected on the next Interest Payment Date.

11.2 ln the event that interest due to the Lender is not paid, Solv-Ex shall be obliged to make a penalty payment to the Lender. By way of penalty payment, Solv-Ex shall pay the Lender an amount equalling interest on the delayed payments for the period of their delay at a rate being five percentage points above the interest agreed.

                                   ARTICLE 12

                                    SECURITY


12.1 Solv-Ex assures that its assets as specified in the afore-mentioned financial statements which form Appendix 3 hereto are not pledged by any other charges than those mentioned in such financial statements provided to the Lender.

12.2 Solv-Ex shall not pledge its assets or part thereof without the Lender's prior consent in writing. The Lender may not withhold such consent unreasonably.

12.3. Solv-Ex shall provide certificates of 1,016,000 Common Shares in Solv-Ex as a collateral of the Loan of the Lender. The Lender and Solv-Ex hereby agree that the l,Ol6,000 Common Shares in Solv-Ex may be sold by the Lender in accordance with the applicable laws if Solv-Ex will not remove the occurrence of a default within 30 days and Solv-Ex hereby approves that the Lender may compensate the returns of such sale against the principal and the interest due.

12.4 At the Lender's request, Solv-Ex shall, at any time during the effectiveness of this Agreement, create and register in favour of the Lender securities over such of its assets as the Lender will specify to cover the balance then outstanding of the Loan plus interest and other claims as stipulated in this Agreement. If the Lender has asked for more security, Solv-Ex shall have the right to prepay the Loan in one instalment to the Lender within 30 days after such request was received.

                                   ARTICLE 13

                            PROTECTION OF ENVIRONMENT


Solv-Ex undertakes to put in place at any time measures necessary to ensure environmental protection and occupational health and safety in accordance with the specific Environmental Regulations of the Province of Alberta and Canada in particular to ensure that

a) the special protection measures mentioned in the Project Description are properly implemented and maintained;

b) plans as set out in the Project Description are developed and implemented for the environmental improvement of the existing installations;

c) the necessary measures are promptly taken to protect against environmental dangers which arise or become known at a later date;

d) the Lender receives annual reports on the performance of Solv-Ex's plant concerning environmental protection on occupational health and safety and containing such detailed information as set out in the Project Description;

e) the Lender is notified forthwith of unusual events concerning the environment or occupational health and safety and special measures taken.

                                   ARTICLE 14

                          OTHER OBLIGATIONS OF SOLV-EX

14.1      Solv-Ex undertakes:

          a) to implement the Project in strict conformity with the Project Description, to carry out its business activities in general in accordance with accepted principles of care, prudence and commercial practice as well as in conformity with commercial, financial and technical standards in force, and to retain sufficient qualified personnel;

          b) to obtain all consents, permissions, approvals, licences and authorizations from, among others, authorities, shareholders and creditors, and, where necessary to keep them in force and to renew them as required by the applicable laws, statutes, regulations and agreements in order to fulfil this Agreement and not to breach the terms of such consents, permissions, approvals, licences and authorizations;

          c) to provide the Lender at any time upon request with any information about itself and its business activities and to provide copies of requested documents and papers (including correspondence, contracts, minutes of meetings);

          d) to permit access for the Lendees authorized representatives to its business and works premises at any time during normal working hours as well as inspection and
                                                                 18
               examination of its financial records and all business papers and documents, if Solv-Ex does not comply with an obligation under this Agreement;

          e) to ensure that its obligations under this Agreement are always given at least equal treatment to those of other creditors as set out in the Project Description with respect to their fulfilment and security, in particular not to undertake early repayment of other loan or credit liabilities without the prior written consent of the Lender.

          f) to sign a Registration Rights Agreement if the Lender will have used his right to convert this Loan into 1,016,000 Common Shares in Solv-Ex. Provided, however, that no such Registration Right Agreement shall be required the Lender shall receive a legal opinion of a legal counsel admitted to practicefin the United States paid by Solv-Ex that the shares are otherwise marketable in an equal manner in the United States under Regulation S promulgated under the Securities Act of 1933 within 90 days following transfer of the Common Shares of the Lender or another exception for registration requirements to be available under said act.

14.2 If Solv-Ex decides to market the technology in Europe Solv-Ex shall provide the exclusive right to the Lender to market the technology used within the Project in Europe. Solv-Ex shall provide a complete list of all patents and a full decription of the technology used to the Lender within 30 days after the signing of this Agreement.

                                   ARTICLE 15

                              CONDITIONS PRECEDENT

15.1 The obligation of the Lender to make the Loan available is conditional upon the Lender having received in form and substance satisfactory to itself and its legal advisers:

          a)   Execution of this Agreement and and all Appendices hereto

          b) Delivery of a Certificate of 1,016,000 Common Shares in Solv-Ex as well as a Stock Transfer form, duly executed by Solv-Ex together as a Collateral to the Lender.

          c)   Drawdown Notice of Solv-Ex

15.2 Solv-Ex shall deliver the Certificate of 1,016,000 Common Shares in Solv-Ex as well as a Stock Transfer form, duly executed by Solv-Ex to the Lender on April 15, 1996. The Lender shall duly sign this Agreement on April 18, 1996.


                                   ARTICLE 16

                           COSTS, CHARGES AND EXPENSES

     Solv-Ex shall bear the costs, taxes, fees and other charges and expenses incurred in connection with the conclusion and implementation of this Agreement, and the Registration Right Agreement, in particular those with respect to the issue, the creation registration, enforcement and, if necessary, the cancellation of securities, with the disbursement of the Loan, the transfer and remittance of all payments to be made under this Agreement and with pursuance and enforcement of rights in connection with this Agreement.

                                   ARTICLE 17

                                EVENTS OF DEFAULT

17.1      Each of the following events shall be an Event of Default:

(a) any principal of, or interest on, the Loan or any other amount due under this Agreement is not paid upon the due date for payment thereof;

(b) there is a material (in the sole opinion of the Lender) default on the part of Solv-Ex under any of the provisions of this Agreement (other than a) above) which (if in the sole opinion of the Lender it would be capable of being remedied) is not remedied within 30 days after notice to Solv-Ex requesting action to remedy such default;

c) any representation made by Solv-Ex in this Agreement or any notice, certificate, or written statement delivered or made pursuant hereto proves to be misleading or materially incorrect or inaccurate when made;

d) the Lender's funding is declared due for repayment prior to the stated maturity thereof as a result of the occurrence of an event of default under the Loan Agreement;

e) a distress or other execution is levied upon or against any substantial part of the property of Solv-Ex and is not discharged within 30 days, unless such distress or execution is contested in good faith by Solv-Ex in appropriate proceedings diligently pursued which protect Solv-Ex's interest in such property;

f) an order of a competent court or an event analogous thereto shall be made, or any effective resolution shall be passed, with a view to the bankruptcy, composition proceedings, liquidation or winding-up of Solv-Ex;

g) Solv-Ex is unable or admits its inability in writing to pay its lawful debts as they mature, or makes a general assignment for the benefit of its creditors;

h) Solv-Ex ceases or threatens to cease to carry on its business or dispose or threatens to dispose of a substantial part of its business, properties or assets or of any portion of the Lendees share holding to any acquiror other than the Lender, or the same are seized or appropriated for any reason;

i) the Articles of Incorporation and/or Bylaws (if any) of Solv-Ex are modified in any material way (in the sole opinion of the Lender) without the prior consent in writing from the Lender;

k) any license, consent, permission or approval required in connection with the implementation, maintenance and performance of this Agreement is revoked, terminated of modified in a manner unacceptable to the Lender;

l) two or more of the 5 key employees of Solv-Ex should resign their positions during the Loan Period and their positions are not filled by persons of a comparable competence acceptable to the Lender (such approval must not be withheld unreasonably) within 3 months of the date of the relevant resignation.

m) a material adverse change occurs in the financial condition of Solv-Ex, by way of the operation, equity or result of Solv-Ex deteriorating to such extent that more than 50 % of Solv-Ex's Equity has been lost at any time during the Loan Period and provided that the earnings of Solv-Ex at that time, in the reasonable opinion of the Lenders and Solv-Ex's auditors, make it unlikely that such equity will be regained within a period of six months.

17.2 Upon the occurrence of any Event of Default referred to in this Clause and so long as such Event of Default continues, the Lender may, and in case of default as set forth in Subclause of this Agreement, shall accelerate the Loan and the Lender shall forthwith notify Solv-Ex in writing that the entire amount of the Loan outstanding together with interest and all other amounts outstanding under this Agreement shall become immediately due and payable, and failing full repayment of all amounts then outstanding to the Lender the Certificate of 1,016,000 of Common Shares in Solv-Ex may be sold by the Lender at his discretion and compensated towards the Principal of Solv-Ex.

                                   ARTICLE 18

                                  MISCELLANEOUS


18.1 All communications in connection with this Agreement shall be sent in writing in English to the following addresses:

          SOLV-EX Corporation:
          500 Marquette NW, Suite 300
          Albuquerque
          New Mexico 87102

          Phemex Est.
          Altenbach 8
          Postfach 339
          FL-9490 Vaduz

          Each party hereto undertakes to notify the other party of any change of address.


18.2 Solv-Ex shall not assign or transfer, pledge or mortgage any rights under this Agreement.


18.3      Any modification or amendment of this Agreement must be in writing.


18.4 Should any of the provisions of this Agreement be void for whatsoever reason, the validity of the remaining provisions shall thereby not be affected. In such case the parties to this Agreement shall, without any delay, replace the ineffective provision by a legally effective one which in its consequences shall approximate the ineffective provision as closely as possible.


18.5 In case the Lender does not exercise any right to which it is entitled under this Agreement, such an omission shall not be considered to constitute a waiver of such right.


18.6 This Agreement shall be effective upon the date first above written and shall remain binding as long as any amount is due to the Lender.


18.7 This Agreement shall be governed by, and construed in accordance with, the laws of the United Kingdom.

18.8 Exclusive jurisdiction in connection with this Agreement lies with the competent courts of the City of London. Notwithstanding anything to the contrary, the Lender may have recourse to any competent court or a court of arbitration established in accordance with the rules and regulations of the International Chamber of Commerce, Paris, whose award shall be final and binding.

IN WITNESS WHEREOF, the parties hereto, acting through their duly authorized representatives, have caused this Agreement to be signed in their respective names as of the day and year first above written.


The LENDER: Phemex Est.

[Signature illegible]
- -----------------------------------------



SOLV-Ex Corporation

Herbert M. Campbell II
- -----------------------------------------

From:      Solvex Corporation

To:        Phemex Establishment





Dear Sirs,

We refer to the Convertible Loan Agreement (the "Loan Agreement") dated April 16, 1996 and made between ourselves as Borrower and yourselves as Lender. Terms defined in the Loan Agreement shall have the same meaning in this notice.

We hereby give you notice that pursuant to the Loan Agreement and on (date of drawing), we wish to drawdown the Loan upon the terms and subject to the conditions contained therein.

We confirm that at the Drawdown Date all statements of the Loan Agreement are true and that no event which is or may become (with the lapse of time or the giving of notice or both) one of those Events of Default specified in the Loan Agreement has occurred.

Payment instructions:

                            NORWEST BANK ALBUQUERQUE
                               ABA NO. 107002192
                             ACCOUNT NO. 1060172364



                               Yours faithfully,

                              Solv-Ex Corporation


                                 [Name illegible]
                         -------------------------------
                               authorised officer

                                 April 16, 1996